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                                                                  EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT
                       ------------------------------

Windom Health Enterprises.
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ePills, Inc.  (upon the closing of the acquisition pursuant to the agreement
- ------------  disclosed in Exhibit 10.21)